UNITED STATES OF AMERICA
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2009

INTEGRITY MUTUAL FUNDS, INC.

(Exact name of registrant as specified in its charter)

North Dakota	0-25958	45-0404061
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Main Street North, Minot, North Dakota	58703
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (701) 852-5292

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Share Purchase Agreement and Change of Advisor.

On March 6, 2009, Integrity Mutual Funds, Inc. (the Company) and its wholly owned subsidiaries Integrity Fund Services, Inc., Integrity Funds Distributor, Inc., Integrity Mutual Funds, Inc. of Nevada, and Integrity Money Management, Inc., together (Seller), entered into a Share Purchase Agreement and Change Of Advisor (the "Agreement") with Corridor Investors, LLC, a North Dakota Limited Liability Company ("Corridor") together with Viking Fund Management, LLC, a North Dakota LLC ("Viking"), together ("Buyer"), pursuant to which Buyer agrees to purchase from Seller, and Seller agrees to sell to Buyer: (i) all of the issued and outstanding shares of each of three subsidiaries of the Company, Integrity Fund Services, Inc., a share transfer agency, Integrity Funds Distributor, Inc., a FINRA member broker dealer and Integrity Mutual Funds, Inc. of Nevada, a non-operating entity (the "Companies'); (ii) all of Seller's right, title and interest in and to certain tangible assets and (iii) the sale of certain assets of Integrity Money Management, Inc. related to its mutual fund advisory business. The purpose of the Agreement is to facilitate a change in advisor as well as to transfer together with the operating subsidiaries, the combined mutual fund service business of the Seller currently provided to The Integrity Funds, Integrity Managed Portfolios, ND Tax-Free Fund, Inc., Montana Tax-Free Fund, Inc. and Integrity Fund of Funds, Inc. ("the Funds"), which are investment companies registered with the Securities and Exchange Commission ("SEC") under the Investment Company Act of 1940. Integrity Money Management, Inc. ("Advisor") will not be transferred to Buyer but will assist in good faith in facilitating the approval of the Funds' Boards and shareholders of the Funds of new advisory agreement(s) between Viking and the Funds and new sub-advisory agreement(s) between Viking and any sub-adviser of the Funds, will enter into a non-compete agreement with the Buyer and will resign effective on the Closing Date or on such other date as agreed between the parties if the necessary Board and Fund shareholder approvals are obtained. Advisor will conduct no further business as an investment or mutual fund advisor. The agreements, contracts, benefits and day to day responsibilities for services by Integrity Fund Services, Inc. and Integrity Funds Distributor, Inc. to the Funds are to remain with Integrity Fund Services, Inc. and Integrity Funds Distributor, Inc. and therefore such contracts will transfer with Integrity Fund Services, Inc. and Integrity Funds Distributor, Inc. to the benefit of Buyer as a part of the Agreement. As the purchase price for the Companies and the business to be transferred to Buyer, Buyer shall pay in cash: (1) 60 basis points (BPS) of the aggregate net asset value of the outstanding shares of the Funds on the business day immediately preceding the Closing Date ("Closing Date Shares") (the "Initial Purchase Payment") at the time of the Closing anticipated to be approximately June 30, 2009 and (2) 10 BPS of the then aggregate net asset value of the Closing Date Shares which then remain outstanding 12 months post Closing Date, 24 months post Closing Date and 36 months post Closing Date. The closing of the Agreement is conditioned upon the applicable Funds' shareholders and each of the applicable Funds' Boards granting approval of the new advisory agreements with Viking, upon the acquisition of Viking by Corridor and upon the Boards and shareholders of ND Tax-Free Fund Inc. ("NDTAX") and Montana Tax-Free Fund, Inc. ("MTTAX") approving a reorganization whereby NDTAX and MTTAX will be combined into similar funds currently advised by Viking (the "Reorganization"). The Buyer will lease office space from the Company and services of certain employees of Buyer and Seller will be exchanged in a cooperative agreement. The Agreement further contains the requirement that standard representations and warranties be satisfied prior to closing.

The Closing is conditioned upon the shareholders and Boards of The Integrity Funds, Integrity Managed Portfolios and Integrity Fund of Funds, Inc. approving Viking as the new advisor to such Funds and the shareholders and Boards of NDTAX and MTTAX approving a Reorganization. Shareholders of the individual Funds will be solicited to approve the change of investment advisor from Advisor to Viking for The Integrity Funds, Integrity Managed Portfolios and Integrity Fund of Funds, Inc. by means of a proxy statement (the "Proxy Statement"), the Reorganization of the NDTAX and MTTAX, respectively, as by means of a Form N-14. Buyer and Seller shall jointly initiate the generation of the documentation for the Proxy Statements, Form N-14 and proxy solicitations to the shareholders of the Funds and cooperate with the Boards of Trustees or Directors of the Funds in order to accomplish the Funds' and SEC approval of the transactions described in the Agreement. Buyer and Seller will share equally the legal and proxy costs of the SEC filing together with any proxy solicitation costs necessary to obtaining the approval of the shareholders of the Funds to the change of investment advisor from Advisor to Viking. The Boards of the Funds shall set a record date for the Fund shareholder vote. Shareholders of The Integrity Funds, Integrity Managed Portfolios and Integrity Fund of Funds, Inc. must approve the change of investment advisor from Advisor to Viking with respect to their Funds in accordance with the respective Fund's Charter Documents and applicable law. The shareholders of NDTAX and MTTAX, respectively, must approve the Reorganization of NDTAX and MTTAX, respectively, including the transactions to be described in the Form N-14 for each merger in accordance with the respective Fund's Charter Documents and applicable law.

The Agreement was approved by the Company's Board of Directors on March 5, 2009, subject to the additional Fund approvals and other conditions of the Agreement. The consent of the shareholders of the Company is not required for the consummation of the Agreement. The extent of the assets and revenues to be transferred is not sufficient to trigger a requirement for shareholder consent under the laws of North Dakota, the Company's state of incorporation.

The Company's Broker Dealer business through its wholly owned subsidiary, Capital Financial Services, Inc. is not being sold or transferred. The Company will continue to operate through Capital Financial Services, Inc. in its present locations following the closing.

The amount of proceeds the Company will receive from the transaction is contingent upon future variables with respect to net assets of the Funds and is not determinable at the time of the Agreement. The transaction is subject to receipt of various regulatory approvals and customary closing conditions and is anticipated to close at the end of the second quarter.

As a result of the Agreement, post closing of the transaction, Integrity Fund Services, Inc., Integrity Funds Distributor, Inc. and Integrity Money Management, Inc. which constitute the mutual fund division of the Company will be reflected in the Company's future consolidated financial statements as a discontinued operation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRITY MUTUAL FUNDS, INC.

By:	/s/Bradley P. Wells
Bradley P. Wells
Interim CEO & President

Dated: March 9, 2009